EXHIBIT 16

Lord Abbett Research Fund - Large-Cap Series

Post Effective Amendment No. 15

Results of a $1,000 investment reflecting maximum sales charge and the reinvestment of all distributions for:

                          Year Ending November 30, 1997

         Life of Fund*                           One Year

         P(1+T)n  =  ERV,                        P(1+T)n  =  ERV

         WHERE:                                  WHERE:

         N = 5.495                               N = 1

         P = $ 1,000                             P = $ 1,000

         ERV = $2,561                           ERV = $1,130


                         T = Average annual total return

         1000(1+T)5.496  =  $2,561                   1000(1+T)n  =  $1,130

         (1 + T)5.496  =    2,561                    (1 + T)  =      1,130
                            -----                                    -----
                            1,000                                    1,000

         T = (2.561).18195                            T =  1.130 -1

         T = 18.7%                                    T =  13.0%


         *        The Series commenced operations 6/3/92


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                                                                     EXHIBIT 16

Lord Abbett Research Fund - Small-Cap Series

Post Effective Amendment No. 15

Results of a $1,000 investment in Class A Shares reflecting maximum sales charge and the reinvestment of all distributions for:

                          Year Ending November 30, 1997

         Life of Series*                           One Year

         P(1+T)n  =  ERV

         WHERE:

         N = 1.967                                   N = 1

         P = $ 1,000                                 P = 1,000

         ERV = $1,667                                ERV  = 1300


                         T = Average annual total return

         1000(1+T)1.967  =  $1,667                   1000(1+T)  =  $1,300

         (1 + T)1.967  =    1,667                    (1 + T)  =     1,300
                            -----                                   -----
                           1,000                                    1,000

         T = (1.667).5084  - 1                       T =  1.300 -1

         T = 29.66%                                  T =   30.00%



 *       The Series commenced operations 12/13/95